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                                                               Exhibit (a)(1)(D)

                                    FORM W-9

           TO BE COMPLETED BY ALL SURRENDERING FORMER SECURITYHOLDERS

                       PAYER'S NAME: THE BANK OF NEW YORK
  SUBSTITUTE
  Form W-9





  Department of the
  Treasury
  Internal Revenue Service




  Request for
  Taxpayer
  Identification Number (TIN) and Certification




  Sign Here

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
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 Name:
      ----------------------------------------------------------------------------------------------------
 Address:
         -------------------------------------------------------------------------------------------------
                                             (Number and Street)

 (City) (State) (Zip Code)
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 Check appropriate box:
 Individual/Sole Proprietor               |_|         Corporation          |_|   Exempt from
 Partnership                              |_|         Other (specify)      |_|   Backup Withholding    |_|
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 Part I.-- Please provide your taxpayer or            SSN:
 identification number in the space at right.             ------------------------------------------------
 If awaiting TIN, write "Applied For."                or
                                                      EIN:
                                                          ------------------------------------------------
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 Part II. -- Awaiting TIN  |_|
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 Part III. -- Certification
 Under penalties of perjury, I certify that:
 (1)  The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
 (2)  I am not subject to backup withholding either because (a) I am exempt from backup withholding,
      (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
 (3)  I am a United States person (including a United States resident alien).
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  Certification Instructions -- You must cross out item (2) in Part III above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

 Signature:
           -----------------------------------------------------------------------------------------------

 Date:
      ----------------------------------------------------------------------------------------------------
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NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY
IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% OF ANY
CASH PAYMENTS MADE TO YOU PURSUANT TO THE PUT OPTION. PLEASE REVIEW THE ENCLOSED
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
FORM W-9 FOR ADDITIONAL DETAILS.

NOTE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
PART II OF THE SUBSTITUTE FORM W-9.

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            CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

             I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (1) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer
Identification Number by the time of payment, 28% of all reportable cash payments made to me thereafter will be withheld until I provide a Taxpayer Identification Number to the payer and that, if I do not provide my Taxpayer Identification Number within sixty days, such retained amounts shall be remitted to the
IRS as backup withholding.

         SIGNATURE ___________________________________________ DATE _____________________________

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer - Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.


-------------------------------------------- ----------------------------------
For this type of account                     Give the social security number
                                             of
-------------------------------------------- ----------------------------------
1. Individual                                The Individual
2. Two or more individuals (joint account)   The actual owner of the account
                                             or, if combined funds, the first
                                             individual on the account(1)
3. Custodian account of a minor (Uniform     The minor(2)
   Gift to Minors Act)
4.  a. The usual revocable savings trust     The grantor-trustee(1)
       account (grantor is also trustee)
    b. So-called trust account that is not   The actual owner(1)
       a legal or valid trust under state
       law
5. Sole proprietorship                       The owner(1)
-------------------------------------------- ----------------------------------
For this type of account:                    Give the employer identification
                                             number of
-------------------------------------------- ----------------------------------
6. Sole proprietorship                       The owner(3)
7. A valid trust, estate, or pension trust   The legal entity(4)
8. Corporate                                 The corporation
9. Association, club, religious,             The organization
   charitable, educational, or other
   tax-exempt organization
10. Partnership                              The partnership
11. A broker or registered nominee           The broker or nominee
12. Account with the Department of           The public entity
    Agriculture in the name of a public
    entity (such as a state or local
    government, school district, or prison)
    that receives agricultural program
    payments
-------------------------------------------------------------------------------
1. List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
2. Circle the minor's name and furnish the minor's social security number.
3. You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number of your employer identification number (if you have one).
4. List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)


NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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Obtaining a Number


If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from withholding include:

o An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
o The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or instrumentality of any one or more of the foregoing.
o An international organization or any agency or instrumentality thereof.
o A foreign government and any political subdivision, agency or instrumentality thereof.


Payees that may be exempt from backup withholding include:

o A corporation.
o A financial institution.
o A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
o A real estate investment trust.
o A common trust fund operated by a bank under Section 584(a).
o An entity registered at all times during the tax year under the Investment Company Act of 1940.
o A middleman known in the investment community as a nominee or custodian.
o A futures commission merchant registered with the Commodity Futures Trading Commission.
o A foreign central bank of issue.
o A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

o Payments to nonresident aliens subject to withholding under Section 1441.
o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
o Payments of patronage dividends not paid in money.
o Payments made by certain foreign organizations.
o Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.
o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
o Payments described in Section 6049(b)(5) to nonresident aliens.
o Payments on tax-free covenant bonds under Section 1451.
o Payments made by certain foreign organizations.
o Mortgage interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Exempt payees described above must file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Privacy Act Notice--Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold up to 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. --If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE